Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2024 of bioAffinity Technologies, Inc. (the “Registrant”), pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, Maria Zannes, the Chief Executive Officer of the Registrant hereby certifies, to my knowledge, that:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the year ended December 31, 2024 (the last date of the period covered by the Report).

/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer
Date: March 31, 2025